Myriad Genetics Announces Pricing of Upsized Offering of Common Stock Salt Lake City, Utah, November 8, 2023 – Myriad Genetics, Inc. (NASDAQ: MYGN) (the “Company” or “Myriad Genetics”), a leader in genetic testing and precision medicine, today announced the pricing of an upsized underwritten public offering of 6,470,588 shares of its common stock, par value $0.01 per share (“common stock”), at a public offering price of $17.00 per share for expected gross proceeds of approximately $110 million, before deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company has also granted the underwriters a 30-day option to purchase up to an additional 970,588 shares of its common stock at the public offering price, less underwriting discounts and commissions. All of the shares in the offering are to be sold by the Company. The offering is expected to close on November 13, 2023, subject to customary closing conditions. The Company intends to use approximately $40.0 million of the net proceeds from the offering to repay all outstanding loans under its asset-based revolving credit facility (and accrued and unpaid interest thereon), without any reduction in commitment, $57.5 million of the net proceeds from the offering to pay the remaining portion of the settlement amount due under the stipulation and agreement of settlement to resolve the class action captioned In re Myriad Genetics, Inc. Securities Litigation, and the remainder of the net proceeds for working capital and general corporate purposes. Goldman Sachs & Co. LLC, Morgan Stanley and Wells Fargo Securities are acting as joint book- running managers for the offering. The offering is being made only by means of a previously filed effective registration statement (including a base prospectus) and a prospectus supplement. A preliminary prospectus supplement relating to the offering has been filed with the U.S. Securities and Exchange Commission (“SEC”). A final prospectus supplement relating to the offering will be filed with the SEC. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, at no charge from the SEC’s website at www.sec.gov or from: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing Prospectus-ny@ny.email.gs.com, Morgan Stanley, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014 or by emailing prospectus@morganstanley.com, and Wells Fargo Securities, LLC, 90 South 7th Street, 5th Floor, Minneapolis, MN 55402, telephone: 1-800-645-3751 (option #5) or by emailing WFScustomerservice@wellsfargo.com. Before you invest, you should read the prospectus supplement, the accompanying prospectus and other documents the Company has filed with the SEC for more complete information about the Company and the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these shares of common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. About Myriad Genetics Myriad Genetics is a leading genetic testing and precision medicine company dedicated to advancing health and well-being for all. Myriad Genetics provides insights that help people take control of their health and enable healthcare providers to better detect, treat, and prevent disease. Myriad Genetics develops and offers genetic tests that help assess the risk of developing disease or disease progression and guide treatment decisions across medical specialties where genetic insights can significantly improve patient care and lower healthcare costs. Cautionary Note Regarding Forward-Looking Statements This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the completion of the offering, the Company’s anticipated use of the net proceeds from the offering and other statements regarding the offering. These “forward-looking statements” are management’s expectations of future events as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially and adversely from those anticipated. Such factors include those risks described in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 1, 2023, and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed on May 4, 2023, August 4, 2023 and November 7, 2023, respectively. The Company is not under any obligation, and it expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Media Contact: Glenn Farrell (801) 584-1153 Glenn.Farrell@myriad.com Investor Contact: Matt Scalo (801) 584-3532 matt.scalo@myriad.com